News Release

Exhibit 99.1

Acuity Brands Reports Fiscal 2013 Fourth Quarter and Full-Year Results
Achieves Record Fourth Quarter Net Sales and Diluted EPS

ATLANTA, October 1, 2013 - Acuity Brands, Inc. (NYSE: AYI) (“Company”) today announced record fourth quarter net sales and diluted earnings per share (“diluted EPS”). Fiscal 2013 fourth quarter net sales of $579.8 million increased $65.5 million, or 13 percent, compared with the year-ago period. Fiscal 2013 fourth quarter net income increased to $44.9 million from $33.3 million in the prior-year period. Diluted EPS for the fourth quarter of fiscal 2013 increased 32 percent to a record $1.03 compared with $0.78 reported for the prior-year period.
Fiscal 2013 fourth quarter results included a $0.3 million pre-tax special charge associated with streamlining activities announced in the prior quarter. Prior year’s fourth quarter results included a pre-tax special charge and related expenses for streamlining actions totaling $6.5 million, or $0.10 per diluted share. Excluding the special charge and related expenses in both periods, adjusted diluted EPS increased 17 percent year-over-year.
Vernon J. Nagel, Chairman, President and Chief Executive Officer of Acuity Brands, commented, “We were very pleased with our fiscal 2013 fourth quarter and full year results as we continued to execute our strategies to extend our leadership position in North America. We believe our fourth quarter record results for net sales and earnings reflect our ability to provide customers truly differentiated value from our industry-leading portfolio of innovative lighting and control solutions along with superior service.”
Fiscal 2013 Fourth Quarter Results
The growth in net sales was due primarily to a more than 14 percent increase in sales volume, partially offset by the impact of an unfavorable change in product prices and the mix of products sold (“price/mix”). The Company experienced sales growth across most product categories and in key sales channels reflecting market share gains and growth in both the non-residential and residential markets, particularly for renovation and retrofit applications. Additionally, robust demand for the Company’s LED luminaires continued in the fourth quarter of fiscal 2013 as sales of these products more than doubled compared with the year-ago period. The Company estimated that the unfavorable price/mix in the current quarter compared with the year-ago period was due primarily to greater sales of less featured, value-oriented products sold through certain sales channels in the fourth quarter of fiscal 2013, including an increase in the number of large renovation projects, particularly for national

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retailers. In addition, price/mix was influenced by a reduction in the sales price of certain LED luminaries reflecting the continued decline in the cost of purchased LED components.
Operating profit for the fourth quarter of fiscal 2013 was $78.2 million, or 13.5 percent of net sales, compared with prior year’s $61.2 million, or 11.9 percent of net sales. Excluding the $0.3 million pre-tax special charge related to streamlining activities, fiscal 2013 fourth quarter adjusted operating profit of $78.5 million, or 13.5 percent of net sales, increased 16 percent compared with prior year’s adjusted operating profit of $67.7 million, or 13.2 percent of net sales.
Fiscal 2013 Full Year Results
Fiscal 2013 net sales were $2,089.1 million compared with $1,933.7 million for the prior-year period, an increase of $155.4 million, or 8 percent. Operating profit for fiscal 2013 was $221.5 million compared with $208.0 million for the year-ago period. Net income for fiscal 2013 was $127.4 million compared with $116.3 million for fiscal 2012. Diluted EPS for fiscal 2013 and 2012 were $2.95 and $2.72, respectively.
Fiscal 2013 adjusted operating profit increased $20.8 million to $246.5 million, or 11.8 percent of net sales, from prior year’s adjusted operating profit of $225.7 million, or 11.7 percent of net sales. Fiscal 2013 adjusted diluted EPS of $3.31 increased 10 percent over prior year’s adjusted diluted EPS of $3.00. Fiscal 2013 adjusted operating profit and adjusted diluted EPS exclude the impact of the $8.5 million, or $0.12 diluted EPS, pre-tax special charge related to streamlining activities, $8.4 million , or $0.12 diluted EPS, of temporary manufacturing inefficiencies related to production moves, and pre-tax loss of $8.1 million, or $0.12 diluted EPS, resulting from fraud perpetrated at a freight payment and audit service firm formerly retained by the Company. Fiscal 2012 adjusted operating profit and adjusted diluted EPS exclude the impact of $17.7 million, or $0.28 diluted EPS, of pre-tax special charges and expenses associated with the closing of the Cochran facility.
The $8.5 million pre-tax special charge incurred in fiscal 2013 included $1 million of pre-tax special charges incurred during the first half of the year related to streamlining activities initiated in the prior year and $7.5 million of pre-tax special charges incurred in the second half of the year associated with actions initiated in fiscal 2013 to further streamline the organization. The streamlining actions initiated in fiscal 2013 include the realignment of responsibilities, primarily within various SD&A departments, as well as the planned closure of two small production facilities. The $7.5 million of special charges consisted primarily of severance and employee-related costs. Management expects to incur production transfer

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expenses and other costs associated with these additional streamlining actions totaling approximately $2 million during the next two fiscal quarters. Management estimates that the total annualized pre-tax savings associated with the streamlining activities initiated in 2013 to be approximately $15 million, of which approximately $2 million was realized in the fourth quarter of fiscal 2013. Management currently expects to be at the total annualized savings run rate from the streamlining activities by the end of calendar year 2013 following the completion of the transfer of production and closure of the facilities.
Outlook
Mr. Nagel commented, “Our outlook has not changed materially during the past quarter. Third-party forecasts and leading indicators suggest that the growth rate for the North American lighting market, which includes renovation and retrofit activity, will continue to be in the mid-single digit range during the remainder of calendar 2013 and into 2014. While we still expect to see some volatility in demand among certain sales channels and geographies, our expectation for the future is that overall demand in our end markets will continue to improve and be more consistent and broad-based. The favorable trend in our September order rates seems to reflect this improvement. We believe opportunities continue to exist that will allow us to continue to outperform the markets we serve as we did in fiscal 2013. These opportunities include benefits from growing renovation and tenant improvement projects, further expansion in underpenetrated geographies and channels, and growth from the introduction of new products and lighting solutions.”
Mr. Nagel concluded, “We believe the lighting and lighting-related industry will experience solid growth over the next decade, particularly as energy and environmental concerns come to the forefront, and we believe we are well positioned to fully participate in this exciting industry.”
The independent registered public accounting firm’s audit opinion with respect to the Company’s fiscal year-end financial statements will not be issued until the Company completes its annual report on Form 10-K, including its evaluation of the effectiveness of internal controls over financial reporting. Accordingly, the financial results reported in this earnings release are preliminary pending completion of the audit.
Non-GAAP Financial Measures
Acuity Brands’ management included in this news release the terms “adjusted gross profit margin”, “adjusted operating profit”, “adjusted operating profit margin”, “adjusted net income”, and “adjusted diluted EPS” which are non-GAAP financial measures provided to enhance the reader's overall understanding of the Company's current financial performance and

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prospects for the future. Specifically, management believes that adjusted gross profit margin, adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted EPS provide useful information to investors by excluding or adjusting items related to special charges associated with efforts to streamline the organization, related temporary manufacturing inefficiencies, and losses incurred as a result of fraud perpetrated at the freight payment and audit service firm formerly retained by the Company, all of which affected fiscal 2013 gross profit, operating profit, net income and diluted EPS. Management believes these items impacted the comparability of the Company's results and that they are not reflective of fixed costs that the Company will incur over the long term. However, the Company has incurred similar charges, other than with respect to losses incurred as a result of fraud perpetrated at the freight payment and audit service firm, in prior fiscal years and continually evaluates streamlining measures which could result in additional charges in future periods. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP. The most directly comparable GAAP measure for adjusted gross profit margin is “gross profit margin” which includes the temporary manufacturing inefficiencies. The most directly comparable GAAP measures for adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted EPS are “operating profit,” “operating profit margin,” “net income,” and “diluted EPS,” respectively, which include the impact of the special charge, manufacturing inefficiencies, abandonment of inventory, and fraud-related loss. The non-GAAP financial measures included in this news release have been reconciled to the nearest GAAP measure.
Conference Call
As previously announced, the Company will host a conference call to discuss fourth quarter and full year results today, October 1, 2013, at 10:00 a.m. ET. Interested parties may listen to this call live today or hear a replay at the Company's Web site: www.acuitybrands.com.
About Acuity Brands
Acuity Brands, Inc. is a North American market leader and one of the world’s leading providers of lighting solutions for both indoor and outdoor applications. With fiscal year 2013 net sales of over $2 billion, Acuity Brands employs approximately 6,500 associates and is headquartered in Atlanta, Georgia with operations throughout North America, and in Europe and Asia. The Company’s lighting solutions are sold under various brands, including Lithonia Lighting®, Holophane®, Peerless®, Gotham®, Mark Architectural Lighting™, Winona® Lighting, Healthcare Lighting®, Hydrel®, American Electric Lighting®, Carandini®, Antique Street Lamps™, Tersen®, Sunoptics®, Sensor Switch®, Lighting Control & Design™,

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Synergy® Lighting Controls, Pathway Connectivity™, Dark to Light®, ROAM®, RELOC® Wiring Solutions, acculamp® and eldoLED®.
Forward Looking Information
This release contains forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Statements that may be considered forward-looking include statements incorporating terms such as "expects," "believes," "intends," “estimates”, “forecasts,” "anticipates," “may,” “should”, “remain”, and similar terms that relate to future events, performance, or results of the Company and specifically include statements made in this press release regarding: estimates regarding the amounts and timing of annualized pre-tax savings associated with streamlining activities initiated in 2013; expectations regarding additional production transfer expenses and other costs related to streamlining activities; third-party forecasts of a mid-single digit growth rate in the North American lighting market during the remainder of calendar 2013 and into 2014; expectation that overall demand in the Company's end markets will continue to improve and be more consistent and broad-based; expectation that opportunities exist that will allow the Company to continue to outperform the markets it serves; and expectation of solid growth over the next decade for the lighting and lighting-related industry and the Company’s position to fully participate. Forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from the historical experience of Acuity Brands and management's present expectations or projections. These risks and uncertainties include, but are not limited to, customer and supplier relationships and prices; competition; ability to realize anticipated benefits from initiatives taken and timing of benefits; market demand; litigation and other contingent liabilities; and economic, political, governmental, and technological factors affecting the Company. Please see the other risk factors more fully described in the Company’s SEC filings including risks discussed in Part I, “Item 1a. Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended August 31, 2012. The discussion of those risks is specifically incorporated herein by reference. Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and management undertakes no obligation to update publicly any of them in light of new information or future events.

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ACUITY BRANDS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions)

	August 31,
	2013
	(Preliminary)	2012
ASSETS
Current Assets:
Cash and cash equivalents	$359.1	$284.5
Accounts receivable, less reserve for doubtful accounts of $1.5 and $1.4 as of August 31, 2013 and 2012, respectively	318.3	263.8
Inventories	203.0	194.1
Deferred income taxes	13.6	13.0
Prepayments and other current assets	19.5	23.6
Total Current Assets	913.5	779.0
Property, Plant, and Equipment, net	147.9	139.2
Other Long-Term Assets	842.4	818.7
Total Assets	$1,903.8	$1,736.9
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$249.5	$232.7
Other accrued liabilities	136.7	132.1
Total Current Liabilities	386.2	364.8
Long-Term Debt	353.6	353.5
Other Long-Term Liabilities	170.5	184.6
Total Stockholders’ Equity	993.5	834.0
Total Liabilities and Stockholders’ Equity	$1,903.8	$1,736.9

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(In millions, except per-share data)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2013		2013
	(Preliminary)	2012	(Preliminary)	2012
	(Unaudited)
Net Sales	$579.8	$514.3	$2,089.1	$1,933.7
Cost of Products Sold	342.5	303.8	1,251.5	1,145.7
Gross Profit	237.3	210.5	837.6	788.0
Selling, Distribution, and Administrative Expenses	158.8	147.2	607.6	566.7
Special Charge	0.3	2.1	8.5	13.3
Operating Profit	78.2	61.2	221.5	208.0
Other Expense (Income):
Interest expense, net	7.8	7.6	31.2	30.7
Miscellaneous expense (income), net	0.1	2.8	(2.8)	(1.7)
Total Other Expense	7.9	10.4	28.4	29.0
Income before Provision for Income Taxes	70.3	50.8	193.1	179.0
Provision for Income Taxes	25.4	17.5	65.7	62.7
Net Income	$44.9	$33.3	$127.4	$116.3
Earnings Per Share:
Basic Earnings per Share	$1.04	$0.78	$2.97	$2.75
Basic Weighted Average Number of Shares Outstanding	42.4	41.6	42.2	41.4
Diluted Earnings per Share	$1.03	$0.78	$2.95	$2.72
Diluted Weighted Average Number of Shares Outstanding	42.7	42.1	42.5	41.9
Dividends Declared per Share	$0.13	$0.13	$0.52	$0.52

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)

	Twelve Months Ended
	August 31,
	2013
	(Preliminary)	2012
Cash Provided by (Used for) Operating Activities:
Net income	$127.4	$116.3
Adjustments to reconcile net income to net cash provided by (used for) operating activities:
Depreciation and amortization	40.8	39.8
Share-based compensation expense	16.5	15.9
Excess tax benefits from share-based payments	(8.6)	(4.9)
(Gain) loss on the sale or disposal of property, plant, and equipment	(2.5)	0.5
Asset impairments	0.3	0.3
Deferred income taxes	6.5	6.2
Other non-cash items	—	0.1
Change in assets and liabilities, net of effect of acquisitions, divestitures and effect of exchange rate changes:
Accounts receivable	(54.8)	(2.3)
Inventories	(6.5)	(28.6)
Prepayments and other current assets	1.9	(2.2)
Accounts payable	15.2	29.6
Other current liabilities	7.7	9.7
Other	(11.6)	(8.2)
Net Cash Provided by Operating Activities	132.3	172.2
Cash Provided by (Used for) Investing Activities:
Purchases of property, plant, and equipment	(40.6)	(31.4)
Proceeds from sale of property, plant, and equipment	7.6	0.1
Acquisitions of businesses and intangible assets	(25.5)	(3.8)
Net Cash Used for Investing Activities	(58.5)	(35.1)
Cash Provided by (Used for) Financing Activities:
Repurchases of common stock	—	(9.2)
Proceeds from stock option exercises and other	14.9	7.6
Excess tax benefits from share-based payments	8.6	4.9
Dividends paid	(22.4)	(22.0)
Net Cash Provided by (Used for) Financing Activities	1.1	(18.7)
Effect of Exchange Rate Changes on Cash	(0.3)	(4.1)
Net Change in Cash and Cash Equivalents	74.6	114.3
Cash and Cash Equivalents at Beginning of Period	284.5	170.2
Cash and Cash Equivalents at End of Period	$359.1	$284.5

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ACUITY BRANDS, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (Unaudited)
(In millions)

	Three Months Ended		Twelve Months Ended
	August 31,		August 31,
	2013		2013
	(Preliminary)	2012	(Preliminary)	2012
	(Unaudited)
Net income	$44.9	$33.3	$127.4	$116.3
Other Comprehensive Income/(Expense) Items:
Foreign currency translation adjustments	(2.0)	6.7	(1.9)	(8.2)
Defined benefit plans, net	23.8	(24.8)	24.0	(22.7)
Other Comprehensive Income/(Expense) Items after Provision for Income Taxes	21.8	(18.1)	22.1	(30.9)
Comprehensive Income	$66.7	$15.2	$149.5	$85.4

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ACUITY BRANDS, INC.
Reconciliation of Non-U.S. GAAP Measures
The tables below reconciles certain GAAP financial measures to the corresponding non-GAAP measures, which exclude special charges associated with efforts to streamline the organization, related temporary manufacturing inefficiencies and abandonment of inventory, and losses incurred as a result of fraud perpetrated at the freight payment and audit service firm formerly retained by the Company. These non-GAAP financial measures, including adjusted gross profit margin, adjusted operating profit, adjusted operating profit margin, adjusted net income, and adjusted diluted earnings per share, are provided to enhance the user’s overall understanding of the Company’s current financial performance. Specifically, the Company believes these non-GAAP measures provide greater comparability and enhanced visibility into results by excluding the impact of the special charges. These non-GAAP financial measures should be considered in addition to, and not as a substitute for or superior to, results prepared in accordance with GAAP.

(In millions, except earnings per share data)	Three Months Ended
	August 31,
	2013		2012
	(Preliminary)	% of Sales		% of Sales
Net Sales	$579.8		$514.3

Gross Profit (GAAP)	$237.3	40.9%	$210.5	40.9%
Add-Back: Manufacturing Inefficiencies Related to Facility Closing	—		3.2
Add-Back: Abandonment of Inventory	—		1.2
Adjusted Gross Profit (Non-GAAP)	$237.3	40.9%	$214.9	41.8%

Operating Profit (GAAP)	$78.2	13.5%	$61.2	11.9%
Add-Back: Special Charge	0.3		2.1
Add-Back: Manufacturing Inefficiencies Related to Facility Closing	—		3.2
Add-Back: Abandonment of Inventory	—		1.2
Adjusted Operating Profit (Non-GAAP)	$78.5	13.5%	$67.7	13.2%

Net Income (GAAP)	$44.9		$33.3
Add-Back: Special Charge, net of tax	0.2		1.3
Add-Back: Manufacturing Inefficiencies Related to Facility Closing, net of tax	—		2.0
Add-Back: Abandonment of Inventory, net of tax	—		0.8
Adjusted Net Income (Non-GAAP)	$45.1		$37.4

Diluted Earnings Per Share (GAAP)	$1.03		$0.78
Add-Back: Special Charge, net of tax	—		0.03
Add-Back: Manufacturing Inefficiencies Related to Facility Closing, net of tax	—		0.05
Add-Back: Abandonment of Inventory, net of tax	—		0.02
Adjusted Diluted Earnings Per Share (Non-GAAP)	$1.03		$0.88

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(In millions, except earnings per share data)	Twelve Months Ended
	August 31,
	2013		2012
	(Preliminary)	% of Sales		% of Sales
Net Sales	$2,089.1		$1,933.7

Gross Profit (GAAP)	$837.6	40.1%	$788.0	40.8%
Add-Back: Manufacturing Inefficiencies Related to Facility Closing	8.4		3.2
Add-Back: Abandonment of Inventory	—		1.2
Adjusted Gross Profit (Non-GAAP)	$846.0	40.5%	$792.4	41.0%

Operating Profit (GAAP)	$221.5	10.6%	$208.0	10.8%
Add-Back: Special Charge	8.5		13.3
Add-Back: Manufacturing Inefficiencies Related to Facility Closing	8.4		3.2
Add-Back: Abandonment of Inventory	—		1.2
Add-Back: Fraud-Related Expense	$8.1		$—
Adjusted Operating Profit (Non-GAAP)	$246.5	11.8%	$225.7	11.7%

Net Income (GAAP)	$127.4		$116.3
Add-Back: Special Charge, net of tax	5.5		8.8
Add-Back: Manufacturing Inefficiencies Related to Facility Closing, net of tax	5.2		2.0
Add-Back: Abandonment of Inventory, net of tax	—		0.8
Add-Back: Fraud-Related Expense, net of tax	5.0		—
Adjusted Net Income (Non-GAAP)	$143.1		$127.9

Diluted Earnings Per Share (GAAP)	$2.95		$2.72
Add-Back: Special Charge, net of tax	0.12		0.21
Add-Back: Manufacturing Inefficiencies Related to Facility Closing, net of tax	0.12		0.05
Add-Back: Abandonment of Inventory, net of tax	—		0.02
Add-Back: Fraud-Related Expense, net of tax	$0.12		$—
Adjusted Diluted Earnings Per Share (Non-GAAP)	$3.31		$3.00

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Contact:
Dan Smith, 404-853-1423
dan.smith@acuitybrands.com